Paulson Capital Corp. Reports First Quarter Results

Public Teleconference Scheduled for Wednesday, May 17 at 10:15 AM Eastern

PORTLAND, OR -- 05/15/2006 -- Paulson Capital Corp. (NASDAQ: PLCC), parent company to Paulson Investment Company, Inc., today announced its first quarter results for the three months ended March 31, 2006.

Financial Highlights for the Three-Month Period Ended March 31, 2006 Compared to Same Three Month Period Ended March 31, 2005:

--  Sales commissions generated from the Company's retail stock brokerage business remained relatively flat at $4.10 million compared to $4.14 million.
--  Corporate finance revenues decreased by 55.6% to approximately $53,000 from $120,000. No IPOs and fewer PIPES and other offerings were completed in the first quarter of 2006, compared to the same quarter in the prior year.
--  Investment losses from the Company's proprietary investment accounts, primarily in a couple large positions, were approximately $5.2 million, a decrease from investment income of $5.2 million. The decrease was driven by a decline in market value or fair value of the securities and underwriter warrants held by the Company during the first quarter period.
--  Trading income also decreased as a result of weaker performance in some of the securities that the Company makes a market. The Company reported trading income of $36,000, a decrease from $702,000.
--  Total revenues declined approximately 110% to ($958,000) from $10.1 million.
--  Expenses dropped 20% to $4.7 million from $5.9 million.
--  Net losses totaled $3.5 million, or $.57 basic and diluted loss per share, compared to net income of $2.6 million, or $.40 basic and diluted earnings per share.
--  As of March 31, 2006, the Company had $9.82 in cash and receivables and $36.2 million in total shareholders' equity.
--  Net cash provided by the Company's operating activities in the first quarter of 2006 totaled approximately $167,000.
--  At the end of March 2006, the value of the Company's trading and investment securities was $25.7 million.
--  Under the stock repurchase plan, the Company acquired 7,508 shares of its Common Stock in the open market during the first quarter of 2006. From the commencement of share repurchases in September 2001, through March 31,
    2006, the Company had acquired a total of 254,334 shares
Chester L.F. Paulson, founder and Chairman of Paulson, stated, "There is no question that prevailing market volatility affected Paulson in the first quarter. We are currently working on a number of investment banking transactions and remain cautiously optimistic about the balance of the year."

Paulson will also host a teleconference on Wednesday, May 17, 2006 beginning at 10:15 AM Eastern, and invites all interested parties to join management in a discussion regarding the Company's financials, corporate progression and other meaningful developments. The conference call can be accessed by dialing toll-free 1-866-249-6463. For those unable to participate at that time, a replay of the teleconference can be accessed domestically by dialing 1-800-405-2236 and enter the pass-code 11060659#. The replay will be available for 30 days.

About Paulson Capital Corporation

Paulson Capital Corporation is the parent company to Paulson Investment Company, Inc. Located in Portland, Oregon, Paulson Investment Company is the Northwest's largest independent brokerage firm and a national leader in public offerings of small and emerging growth companies with capital needs of $5 million to $45 million. Founded by Chet Paulson in 1970, it has managed or underwritten more than 150 public offerings and has generated more than $1 billion for client companies.

                   Paulson Capital Corp. and Subsidiary
                       CONSOLIDATED BALANCE SHEETS

                                                 03/31/06      12/31/05
                                               ------------  ------------
                                                (unaudited)
ASSETS

Cash and cash equivalents                      $    244,381  $    129,549
Receivable from clearing organization             8,727,502    12,608,491
Notes and other receivables                         845,087     1,081,528
Trading securities, at market value               2,150,867     1,558,564
Investment securities, at market value           23,618,202    32,401,808
Underwriter warrants, at estimated fair value     4,650,000     6,275,000
Prepaid and deferred expenses                       577,147       674,328
Furniture and equipment, net                        251,134       265,791
                                               ------------  ------------

  Total assets                                 $ 41,064,320  $ 54,995,059
                                               ============  ============

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Accounts payable and accrued liabilities       $    392,481  $  1,243,866
Payable to clearing organization                    262,686     3,182,347
Compensation, employee benefits and payroll
 taxes                                              988,185     2,105,259
Securities sold, not yet purchased, at market
 value                                               84,580        23,033
Dividends payable                                       345       929,317
Income taxes payable                              1,976,707     2,338,218
Deferred income taxes                             1,164,851     5,408,000
                                               ------------  ------------

  Total liabilities                               4,869,835    15,230,040

COMMITMENTS AND CONTINGENCIES                             —             —

SHAREHOLDERS’ EQUITY
Preferred stock, no par value; authorized,
 500,000 shares; issued and outstanding, no
 shares                                                   —             —
Common stock, no par value; authorized,
 10,000,000 shares; issued and outstanding,
 6,187,940 at 03/31/06 and 6,195,448 at
 12/31/05                                         1,815,598     1,817,100
Retained earnings                                34,378,887    37,947,919
                                               ------------  ------------

  Total shareholders’ equity                     36,194,485    39,765,019
                                               ------------  ------------

  Total liabilities and shareholders’ equity   $ 41,064,320  $ 54,995,059
                                               ============  ============

                   Paulson Capital Corp. and Subsidiary
                   CONSOLIDATED STATEMENT OF OPERATIONS
                               (unaudited)

                                                   Three months ended
                                               --------------------------
                                                 03/31/06      03/31/05
                                               ------------  ------------

Revenues
Commissions                                    $  4,103,034  $  4,141,057
Corporate finance                                    53,268       119,985
Investment income (loss)                         (5,164,766)    5,152,499
Trading income                                       35,837       702,004
Interest and dividends                               13,168         7,691
Other                                                 1,173        11,169
                                               ------------  ------------

                                                   (958,286)   10,134,405
                                               ------------  ------------
Expenses
Commissions and salaries                          3,717,009     4,254,004
Underwriting expenses                                35,000             —
Rent, telephone and quotation services              296,508       306,498
Professional fees                                   224,287       442,766
Travel and entertainment                             42,032        60,146
Advertising and promotion expense                    36,034        55,695
Settlement expense                                        —       262,168
Depreciation and amortization                        21,873        23,057
Other                                               338,969       450,282
                                               ------------  ------------

                                                  4,711,712     5,854,616
                                               ------------  ------------

Income before income taxes                       (5,669,998)    4,279,789

Income tax expense (benefit)
Current                                           2,099,889             —
Deferred                                         (4,243,148)    1,711,930
                                               ------------  ------------
                                                 (2,143,259)    1,711,930

Net Income (Loss)                              $ (3,526,739) $  2,567,859
                                               ============  ============

Basic and diluted earnings per share           $      (0.57) $       0.40
                                               ============  ============

Weighted average number of shares outstanding:
Basic                                             6,189,194     6,357,694
Diluted                                           6,189,194     6,365,906
This release may contain "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results of achievements may be materially different from those expressed or implied. The Company's plan and objectives are based on judgments with respect to future conditions in the securities markets as well as general assumptions regarding the economy and competitive environment in the securities industry, which can be volatile and out of our control. In particular, we make assumptions about our ability to complete corporate finance transactions and increase the volume and size of our securities trading operations, which are difficult or impossible to predict accurately and often beyond the control of the Company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

FOR MORE INFORMATION, PLEASE CONTACT:
Dodi Handy
President and CEO
Elite Financial Communications Group
407-585-1080
plcc@efcg.net